SECURITIES AND EXCHANGE COMMISSION


                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934





          DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): MAY 7, 2004
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                      FIRST CITIZENS BANCORPORATION, INC.
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             (Exact name of registrant as specified in its charter)


          SOUTH CAROLINA             0-11172              57-0738665
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   (State or other jurisdiction    (Commission          (IRS Employer
         of incorporation)         File Number)       Identification No.)

                1225 LADY STREET
             COLUMBIA, SOUTH CAROLINA                     29201
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       (Address of principal executive offices)         (Zip Code)


   REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE:     (803) 733-3456
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ITEM  9.     REGULATION  FD  DISCLOSURE

     On May 7, 2004, Registrant announced that it has completed the private placement of $50 million aggregate liquidation amount of floating rate trust preferred securities issued by its newly formed subsidiary, FCB/SC Capital Trust II (the "Trust").

The following exhibit is being filed with this Report:

EXHIBIT NO.                        EXHIBIT DESCRIPTION
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    99         Copy of press release dated May 7, 2004



                  DISCLOSURES ABOUT FORWARD LOOKING STATEMENTS

     The following discussion may contain statements that could be deemed forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act, which statements are inherently subject to risks and uncertainties. Forward-looking statements are statements that include projections, predictions, expectations or beliefs about future events or results or otherwise are not statements of historical fact. Such statements are often characterized by the use of the qualifying words (and their derivatives) such as "expect," "believe," "estimate," "plan," "project," "anticipate," or other statements concerning opinions or judgments of Bancorporation and its management about future events. Factors that could influence the accuracy of such forward-looking statements include, but are not limited to, the financial success or changing strategies of Bancorporation's customers, competition, deposit attrition, actions of government regulators, the level of market interest rates, and general economic conditions.


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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.


                                       FIRST CITIZENS BANCORPORATION, INC.
                                                  (Registrant)



DATE:  May 7, 2004                     BY:           /s/  Craig L. Nix
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                                                     Craig L. Nix
                                                     Chief Financial Officer


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
                                  EXHIBIT INDEX


               99     Copy of press release dated May 7, 2004


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